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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


Date of Report (Date of Earliest Event Report):  August 15, 1996



                    PRINCETON DENTAL MANAGEMENT CORPORATION
             (Exact Name Of Registrant As Specified In Its Charter)




DELAWARE                        0-20222                      36-3484607
(State Or Other                 (Commission                  (I.R.S. Employer
Jurisdiction Of                 File Number)                 Identification No.)
Incorporation)



              2358 HASSELL ROAD, HOFFMAN ESTATES, ILLINOIS  60195
              (Address of Principal Executive Offices)  (Zip Code)



Registrant's Telephone Number, Including Area Code:  (847) 843-3117






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                    PRINCETON DENTAL MANAGEMENT CORPORATION

Item 5.  Other Events

Execution of Letter Agreement with Lending Group

     The Company has entered into a Letter Agreement by and among the Company; Dr. Charles R. Mitchell, the President of the Company; Stratum Management, Inc. ("Stratum"), a consultant to the Company; John H. Hagan, a director of the Company; Dr. Seymour Kessler, a director of the Company; and Amsterdam Equities, Ltd. ("Amsterdam"), Frank Leonard Laport, and Beverly Trust Company, as Custodian of the Frank Leonard Laport Rollover Individual Retirement Account No. 75-49990, each members of the investment group (the "Investment Group"). Under the Letter Agreement, which became effective on August 9, 1996, the Series B Preferred Stock referred to in the Convertible Debt Agreement executed by the Company on April 22, 1996 was to be amended to be immediately effective and was to be immediately issued to Amsterdam. The Class B Preferred Stock entitles Amsterdam to elect a director to the Board of Directors of the Company who shall have supermajority voting powers. In effect, the Class B director appointed by Amsterdam shall have the number of votes on the Board of Directors as the current Board currently holds, plus one vote.

     The amendment and activation of the Class B Preferred Stock was to occur upon the satisfaction of the following two conditions: (i) delivery to the Company of a notice, pursuant to which the Investment Group would convert on a pro rata basis, an aggregate amount of U.S. $700,000.00 of currently outstanding convertible debt/preferred stock into the Company's common stock in accordance with the contractual terms of the Convertible Debt and Preferred Stock Agreements executed on April 22, 1996 and (ii) upon the advance to the Company of an additional U.S. $200,000.00 pursuant to the Convertible Debt and the Preferred Stock Agreements executed April 22, 1996. As of August 9, 1996, the Investment Group has satisfied these two conditions and the Class B Preferred Stock has been issued to Amsterdam.

     In connection with the activation of the Class B Preferred Stock, the provision of additional funding, and conversion of debt, Stratum, Hagan and Kessler have agreed to forfeit, on a pro rata basis, an aggregate amount of 300,000 options/warrants to purchase the Company's common stock.

     In connection with the above, Dr. Mitchell has resigned as Chief Executive Officer and President of the Company, but will continue to assist the Company in the transition to a new management team. Dr. Mitchell will stay on as a director

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until the Company's next annual meeting is held, which is scheduled to take place on September 13, 1996. Hagan and Kessler would also continue to serve as directors until the Company's next annual meeting. Gary Lockwood, Dr. Richard Staller, Frank Leonard Laport, Esq. and George Collings, Esq. have been appointed to the Board to fill vacancies created by an increase in the number of directors.

     Gary Lockwood, President of Mason Dental Laboratories, a subsidiary of the Company, has been appointed as President of the Company. Mr. Lockwood will continue to serve in his role as President of Mason Dental in addition to his new duties as President of the Company. Frank Leonard Laport has been elected as Chairman of the Board of Directors of the Company.

     In connection with the letter agreement transaction, the Company shall relocate its principal offices to another location in the Chicago metropolitan area on or about September 30, 1996.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATED: August 15, 1996

                                     PRINCETON DENTAL MANAGEMENT CORPORATION
                                     (Registrant)


                                     By /s/ Gary A. Lockwood
                                       -----------------------------
                                     Name:  Gary A. Lockwood
                                     Title:     President